Exhibit 10.8

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”), effective as of                     , 20    , is made and entered into by and between Integral Systems, Inc., a Maryland corporation (the “Company”), and                     , a director and/or officer of the Company (“Indemnitee”).

RECITALS

WHEREAS, It is essential to the Company to retain and attract as directors, officers and employees the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company;

WHEREAS, Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public companies; and

WHEREAS, In recognition of Indemnitee’s need for substantial protection against personal liability and in order to maintain Indemnitee’s continued service to the Company in an effective manner and to provide Indemnitee with specific contractual assurance that such protection shall be available to Indemnitee, the Company desires to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by the Maryland General Corporation Law as such law may from time to time be amended (“Maryland Law”), the Company’s Articles of Incorporation, as amended (the “Charter”), and the Company’s Bylaws, as set forth in this Agreement and, to the extent directors’ and officers’ liability insurance is maintained by the Company, to provide for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth and of Indemnitee’s continuing service to the Company, the parties hereto hereby agree as follows:

1. Indemnification of Indemnitee; Expenses; Insurance.

(a) The Company shall indemnify Indemnitee to the fullest extent permitted by Maryland Law against judgments, penalties, fines, settlements and reasonable Expenses (as defined below) actually incurred by Indemnitee in the event Indemnitee has been made, or is threatened to be made, a party to an action, suit, arbitration, alternative dispute resolution mechanism, inquiry, investigation, hearing or other proceeding (including any appeal therein), whether civil, criminal, administrative, investigative, legislative or otherwise (including any proceeding by or in the right of the Company) (each a “Proceeding”), by reason of Indemnitee’s (i) present or prior service as a director, officer, employee or agent of the Company, (ii) present or prior service as a fiduciary of an employee benefit plan of the Company, or (iii) present or prior service at the request of the Company as a director, officer, partner, trustee, employee or agent of, or as a fiduciary of an employee benefit plan of, another corporation, partnership, joint venture, trust, limited liability company or other enterprise (any such present or prior service, “Corporate Service”); provided, however, that no indemnification shall be paid to Indemnitee in relation to matters as to which Indemnitee is adjudged in a Proceeding or otherwise determined in accordance with Section 5(c) of this Agreement to be liable for negligence or misconduct in the performance of Indemnitee’s duty. Notwithstanding anything in this Agreement to the contrary, and except with respect to a suit initiated by Indemnitee to enforce rights under this Agreement, prior to a Change in Control (as defined below) Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any suit initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such suit.

(b) The Company shall pay or reimburse, in advance of the final disposition of any Proceeding against Indemnitee to which Indemnitee has been, or is threatened to be, made a party by reason of Indemnitee’s Corporate Service, all reasonable Expenses actually incurred by or on behalf of Indemnitee in connection with such Proceeding to the maximum extent permitted by Maryland Law, upon the receipt by the Company of a written statement or statements from Indemnitee requesting such payment or reimbursement. Indemnitee hereby undertakes to repay any amounts advanced by the Company if it shall ultimately be determined in a final adjudication from which there is no appeal that Indemnitee has not met the standard of conduct necessary for indemnification by the Company as provided by Maryland Law.

(c) For purposes of this Agreement, “Expenses” include without limitation (i) reasonable expenses actually incurred in connection with the investigation, defense or settlement of any and all Proceedings, including attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, and retainers and disbursements and advances thereon, and (ii) reasonable expenses of establishing a right to indemnification or advancement of Expenses under this Agreement. Expenses shall not include the amount of any judgments, penalties, fines or settlements paid by or on behalf of Indemnitee.

(d) To the extent the Company maintains an insurance policy or policies providing director, officer and/or employee liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director, officer or employee (as the case may be) of the Company. The Company shall not be liable under this Agreement to make any payment to Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Company’s Charter or the Company’s Bylaws or otherwise) of the amounts otherwise indemnifiable.

2. Indemnification for Costs, Charges and Expenses of Successful Party. To the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined in a final adjudication from which there is no appeal that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all reasonable Expenses actually incurred in connection therewith.

3. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the judgments, penalties, fines, settlements or reasonable Expenses actually incurred in connection with any Proceeding, or in connection with any suit brought by Indemnitee to enforce a right to indemnification or advancement of Expenses under this Agreement, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such judgments, penalties, fines, settlements, liabilities or Expenses to which Indemnitee is entitled.

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by Maryland Law, Indemnitee shall be entitled to indemnification against all reasonable Expenses actually incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to Indemnitee’s service as a director or officer of the Company, in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, inquiry, investigation, hearing or other proceeding or matter to which Indemnitee neither has been made, nor is threatened to be made, a party.

5. Procedure for Obtaining Indemnification and Expenses.

(a) Upon written request by an Indemnitee for indemnification pursuant to Section 1(a) of this Agreement, the entitlement of Indemnitee to indemnification (unless provided pursuant to Section 2 hereof or ordered by a court), shall be determined in accordance with Section 5(c) hereof and such indemnification shall be paid in full within 60 days after the receipt by the Company of a written statement or statements requesting indemnification. Such statement or statements shall include such documentation or information which is necessary for such determination and which is reasonably available to the Indemnitee.

(b) Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proving that Indemnitee is not entitled to be indemnified. If the person or persons empowered to make the determination regarding Indemnitee’s entitlement to indemnification pursuant to Section 5(c) hereof fail to make such determination within 60 days after the receipt by the Company of a written statement or statements requesting indemnification, a requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification.

(c) Any indemnification (unless provided pursuant to Section 2 hereof or ordered by a court) shall be made by the Company only as authorized in the specified case upon a determination that indemnification of Indemnitee is permissible in the circumstances because Indemnitee has met the requisite standard of conduct provided by Maryland Law. Such determination shall be made by any of (i) the Company’s Board of Directors by a majority vote of a quorum consisting of directors not, at the time, parties to the Proceeding (“Disinterested Directors”), (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors consisting solely of Disinterested Directors designated by a majority vote of the full Board of Directors (in which directors who are parties to the Proceeding may participate), (iii) by Special Independent Counsel (as defined below) in a written opinion, which Special Independent Counsel shall be selected by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors or, if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors consisting solely of Disinterested Directors designated by a majority vote of the full Board of Directors (in which directors who are parties to the Proceeding may participate), or if the requisite quorum of the full Board of Directors cannot be obtained and the committee cannot be established, by a majority vote of the full Board of Directors (in which directors who are parties to the Proceeding may participate), (iv) the Company’s stockholders, with the shares owned by Indemnitee not being entitled to vote thereon, (v) by a court of appropriate jurisdiction, or (vi) in the event that a Change in Control has occurred, by Special Independent Counsel in accordance with Section 7(a) of this Agreement.

(d) For purposes of this Agreement (i) the termination of any Proceeding by judgement, order or settlement (whether with or without court approval) shall not in and of itself create a presumption that Indemnitee did not meet the requisite standard of conduct provided by Maryland Law, and (ii) the termination of any Proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall create a rebuttable presumption that Indemnitee did not meet the requisite standard of conduct provided by Maryland Law.

(e) The Expenses to be advanced pursuant to Section 1(b) of this Agreement shall be paid in full within 30 days after the receipt by the Company of a written statement or statements requesting such payment. Such statement or statements shall reasonably evidence the Expenses actually incurred or to be incurred by Indemnitee in connection with such Proceeding and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that Indemnitee has met the requisite standard of conduct provided by Maryland Law and a written undertaking by or on behalf of Indemnitee to repay any amounts advanced by the Company if it shall ultimately be determined in a final adjudication from which there is no appeal that such standard of conduct has not been met.

(f) Any amounts incurred by Indemnitee in connection with a request for indemnification or advancement under this Agreement, any other agreement, the Company’s Charter or Bylaws in effect, or any directors’ and officers’ liability insurance, shall be borne by the Company.

6. Enforcing the Agreement.

(a) If Indemnitee properly makes a request for indemnification or advancement of Expenses that is payable pursuant to the terms of this Agreement and (i) indemnification is not paid in full by the Company, or on its behalf, within 60 days after the receipt by the Company of a written statement or statements requesting indemnification, (ii) a determination is made pursuant to Section 5(c) of this Agreement that Indemnitee is not entitled to indemnification, or (iii) advances are not paid in full by the Company, or on its behalf, within 30 days after the receipt by the Company of a written statement or statements requesting such payment, Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of any request for indemnification or advancement of Expenses. If successful in whole or in part in any such suit, Indemnitee also shall be entitled to be paid all reasonable expenses actually incurred by Indemnitee in connection with prosecuting such claim.

(b) In any suit brought by Indemnitee to enforce a right to indemnification under this Agreement (but not in a suit brought by Indemnitee to enforce a right to advancement of Expenses) it shall be a defense that indemnification is not permitted by applicable law. Further, in any suit by the Company to recover an advancement of Expenses, the Company shall be entitled to recover such Expenses if it shall ultimately be determined in a final adjudication from which there is no appeal that indemnification is not permitted by applicable law. In any suit brought by Indemnitee to enforce a right to indemnification or advancement of Expenses under this Agreement, or by the Company to recover an advancement of Expenses, the burden of proving that Indemnitee is not entitled to be indemnified, or to such advancement of Expenses, shall be on the Company.

(c) In any suit brought by Indemnitee to enforce a right to indemnification or advancement of Expenses under this Agreement, the determination of Indemnitee’s entitlement to indemnification or advancement of Expenses shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Section 5(c) of this Agreement that Indemnitee is not entitled to indemnification. Neither the failure of the Company (including the Disinterested Directors, a committee of Disinterested Directors, Special Legal Counsel or the Company’s stockholders) to have made a determination prior to the commencement of such suit that indemnification of Indemnitee is permissible in the circumstances because Indemnitee has met the requisite standard of conduct provided by Maryland Law, nor an actual determination by the Company (including the Disinterested Directors, a committee of Disinterested Directors, Special Legal Counsel or the Company’s stockholders) that Indemnitee has not met such standard of conduct, shall create a presumption that Indemnitee is not entitled to indemnification or, in the case of such a suit brought by Indemnitee, be a defense to such suit.

(d) If a determination is made or deemed to have been made under the terms of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any court in which Indemnitee brings suit to recover the unpaid amount of any request for indemnification or advancement of Expenses that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary.

7. Change in Control.

(a) The Company agrees that if there is a Change in Control, then with respect to all matters thereafter arising concerning the rights of Indemnitee to payment of indemnification and advancement of Expenses under this Agreement or any other agreement, or the Company’s Charter or Bylaws in effect, relating to any Proceeding to which Indemnitee has been, or is threatened to be, made a party, by reason of Indemnitee’s Corporate Service, the Company shall seek legal advice only from a “Special Independent Counsel” selected by Indemnitee, having prior experience with indemnification claims under Maryland Law and approved by the Company (which approval shall not be unreasonably withheld or delayed), and who has not otherwise performed services for the Company or Indemnitee within the last five years (other than in connection with such matters). Such Special Independent Counsel, among other things, shall render his, her or its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable Maryland Law. The Company agrees to pay the reasonable fees of the Special Independent Counsel referred to above and shall fully indemnify such Special Independent Counsel against any and all costs (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement.

(b) For purposes of this Agreement, a “Change in Control” occurs if (i) any person becomes the direct or indirect beneficial owner of securities constituting 40% or more of the total voting power of the Company’s outstanding voting securities without the consent of the Company’s Board of Directors, (ii) within any two consecutive year period, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director(s) appointed or nominated for election to the Board of Directors by a majority of the directors then still in office who either were directors at the beginning of such period or whose appointment or nomination was previously so approved cease for any reason to constitute a majority of the Board of Directors, or (iii) the Company is party to a merger, a consolidation, a plan of complete liquidation of the Company, the sale or disposition of all or substantially all the Company’s assets (in one transaction or a series of transactions), or a proxy contest, as a consequence of which members of the Board of Directors of the Company in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter.

8. Notification and Defense of Claim; Approval of Settlements. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability that it may have to Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:

(a) The Company shall be entitled to participate therein at its own expense; and

(b) Except as otherwise provided in this Section 8, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of a Proceeding, the Company shall not be liable to Indemnitee under this Agreement for any expenses of counsel subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the Expenses of such counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding, or (iii) the Company shall not within 60 days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the Expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

(c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written approval. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on, or disclosure obligation with respect to, Indemnitee without Indemnitee’s written approval. Neither the Company nor Indemnitee shall unreasonably withhold its approval to any proposed settlement.

9. Action by the Company. The Company shall use commercially reasonable efforts to take, or cause to be taken, all action necessary to fulfill any requirements to providing indemnification as contemplated by this Agreement, including, but not limited to, any actions required by Maryland Law. The Company shall use commercially reasonable efforts to cause any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable, transferable or delegable by the Company.

10. Continuation of Rights. All agreements and obligations of the Company contained herein shall continue during Indemnitee’s Corporate Service and shall continue thereafter with respect to any possible claims based on or arising out of Indemnitee’s Corporate Service. This Agreement shall inure to the benefit of and be enforceable by Indemnitee and Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

11. Non-Exclusivity, Etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Charter, the Company’s Bylaws, Maryland Law or otherwise; provided, however, that to the extent that any change is made to Maryland Law (whether by legislative action or judicial decision), the Company’s Charter and/or the Company’s Bylaws which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee shall be deemed to have such greater right hereunder. The Company shall not adopt any amendment to its Charter or Bylaws the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification or advancement of Expenses under its Charter, its Bylaws, Maryland Law or otherwise as applied to any act or failure to act occurring in whole or in part prior to the date upon which the amendment was approved by the Company’s Board of Directors and/or its stockholders, as the case may be.

12. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

13. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Maryland without giving effect to the principles of conflicts of laws. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Maryland for all purposes in connection with any action, suit or proceeding which arises out of or is related to this Agreement.

14. Prior Agreements; Severability. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions shall not be in any way impaired, and shall remain enforceable to the fullest extent permitted by Maryland Law.

15. No Third Party Beneficiaries. Except as expressly provided herein, no provision of this Agreement is intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of Indemnitee (as the case may be) or any other person or entity.

16. Subrogation. Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

17. Headings: Section References. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

18. Amendment and Waiver. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

* * * * *

Signature Page Follows.

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

INTEGRAL SYSTEMS, INC.
By:
Name:
Title:

INDEMNITEE
By:
Name:
Title:

[SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]

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